CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-14/A of Narragansett Insured Tax-Free Income Fund, and to the use of our report dated August 17, 2007 on the financial statements and financial highlights of the Narragansett Insured Tax-Free Income Fund. Such financial statements and financial highlights appear in the Narragansett Insured Tax-Free Income Fund 2007 Annual Report to Shareholders, which is incorporated by reference into the Prospectus/Proxy.





                          /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 21, 2008